Amendment No. 3
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                        Donegal Mutual Insurance Company
                              401(K) Plan ("Plan")


     In accordance with Section 8.1 of the Plan, the Plan is hereby amended effective January 1, 2000, except as otherwise provided herein:

     1. Subsection (d) of Section 1.1 is deleted and the following substituted therefore:

     "1.1(d) `Employee' means any individual employed by the Employer or an affiliated Employer, except that such term does not include:

          (i) Any Leased Employee as defined herein and

          (ii) Any Employee who is hired as a temporary employee and whose employment is to be of limited duration generally not in excess of six (6) months.

     Leased Employee means any person (other than an Employee of the Recipient) who pursuant to an agreement between the Recipient and any other person ("Leasing Organization") has performed services for the Recipient or for the Recipient and related persons determined in accordance with IRC Section 414(n)(6) on a substantially fulltime basis for a period of at least one year, and such services are performed under the Recipient's primary direction or control. For purposes of the preceding sentence Recipient means the Employer as defined herein.

          1.A. Subsection (j) of Section 1.1 is amended by revising subparagraph 1 of the last paragraph of that sentence so that the subparagraph as amended reads as follows:

          "(1) Compensation is compensation within the meaning of IRC Section 415(c)(3) including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity and elective amounts that are not includable in the gross income of an Employee by reason of Section 132(f)(4) of the Code' and"

          1.B. Paragraph (d) of Section 1.3 is amended by revising the last sentence thereof so that it reads as follows:

          "The foregoing notwithstanding, compensation shall include any elective contributions made by the Employer that are not includable in the Employee's gross income under Code Sections 125, 132(f)(4), 402(g)(3), 402(h), 403(b) or any compensation deferred under Code Section 457(b)."

     2. The words "calendar quarter" in Section 3.2 are deleted and the word "month" is substituted therefore.

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     3.   Subsections (f) and (g) of Section 3.8 are deleted.

     4. There is hereby added at the end of subsection (b) of Section 3.11 the following sentence:

          "Rollover amount does not include hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV) which are attributable to the Participant's Elective Deferrals.

     5. Subsection (c) of Section 4.3 is deleted and the following substituted therefore: "(c) Increased by the Employer's matching contributions which shall be allocated to each Participant's Employer matching contribution account to the extent not previously so allocated; and"

     6.   Section 4.4 is hereby deleted.

     7. There is hereby added to subsection (d) of Section 3.6 new paragraph 5 reading as follows:

          "5. The ADP test will be conducted using the Prior Year testing method; provided that the Employer may at any time amend the Plan to change to the current year testing method, but only with the prior permission of the Secretary of the Treasury or his delegate. For the first year of operation of the qualified cash or deferred arrangement under this Plan, the ADP of non-highly compensated Employees shall be deemed to be 3%."


     8.   Section 10.2 is deleted and the following substituted therefore:

          Section 10.2 Alienation. (a) In General. Except as provided in Subsections (b) and (c) of this Section, or pursuant to an order of a court of competent jurisdiction to the contrary, none of the payments, benefits or rights of any Participant, Beneficiary, prospective beneficiary or alternate payee shall be subject to any claim of any creditor. In particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant, Beneficiary, prospective beneficiary or alternate payee. Except as provided in Subsection (b) of this Section, no person entitled to any payment, benefit or right under the Plan shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the payments, benefits or rights which he may expect to receive, contingently or otherwise, under the Plan.

          (b) Exceptions. The following shall not be precluded by the operation of Subsection (a) hereof:

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              (1) the withholding of income taxes from distributions (whether by legal mandate or by election of the prospective distributee) and transmittal of the amounts so withheld to appropriate tax collection authorities;

              (2) the pledge by a borrower from the Plan (and foreclosure on the pledged amount by the lender or other hold of the borrower's debt obligation) of any portion of his interest in the Plan as security for the repayment of the amount borrowed, interest payable in respect thereof, and costs and expenses associated therewith;

              (3) any arrangement for the recovery by the Plan of overpayments of benefits previously made to or for the benefit of the Participant or other person with respect to whom such arrangement applies:

              (4) transfer of any eligible rollover distribution amount from the Plan to any other benefit plan qualified under section 401(a) of the Code or to an individual retirement arrangement established under section 408 of the Code;

              (5) direct deposit arrangements with respect to benefits if the direct deposits authorized by such arrangement is to an account of the payee (or a joint account of the payee and his spouse) at a bank or other financial institution;

              (6) any assignment or alienation of benefits in pay status to the extent that such assignment or alienation (i) is voluntary and revocable,
     (ii) is not for the purpose of, nor has the effect of, defraying Plan administration costs; and (iii) does not, when combined with all other such assignments in the aggregate, exceed ten percent (10%) of any benefit payment;

              (7) any assignment to the Plan Sponsor if (i) such assignment is revocable at any time, and (ii) the Plan Sponsor files with the Plan Administrator a written acknowledgment meeting the requirements of Treas. Reg. Section 1.401(a)-13(e)(2) (or a successor regulation of similar purpose); and

              (8) the enforcement of a federal tax levy made pursuant to section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

          (c) Applicability of a QDRO. Compliance with the provisions and conditions of any QDRO shall not be deemed a violation of the provisions of Subsection (a) hereof."

     9. There is hereby added to the Plan new Section 10.5(a) reading as follows:

     "Section 10.5(a) Restrictions-Assets from Money Purchase Pension Plan. Notwithstanding any provision of this Plan to the contrary, if any optional form of benefit under this Plan permits a distribution prior to a Participant's retirement, death or disability or severance from employment and prior to Plan termination, that optional form of benefit shall not be available with respect to the benefits attributable to assets (including post transfer earnings and

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appreciation thereon) and liabilities that are transferred within the meaning
IRC 414(l) to this Plan from a money purchase plan (other than any portion of those assets and liabilities attributable to voluntary Employee contributions)."

     IN WITNESS WHEREOF and as evidence of the adoption of this amendment, Donegal Mutual Insurance Company has caused its duly authorized officers to execute this document on its behalf and under its seal this 29th day of October, 2001, to be effective as of the 23rd day of July 2001.

                                         Donegal Mutual Insurance Company

ATTEST:


/s/ Ralph G. Spontak                     By:  /s/ Donald H. Nikolaus
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Ralph G. Spontak, Secretary                     Donald H. Nikolaus, President

[Corporate Seal]


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